Exhibit 10.57

FIRST AMENDMENT TO

Restated Agreement, dated July 24, 2009

between

Gen-Probe Incorporated

and

Novartis Vaccines and Diagnostics, Inc.

This first amendment, dated November 8, 2013, (the “First Amendment”) to the Restated Agreement, dated as of July 24, 2009, (the “Agreement”) is made by and between Hologic Gen-Probe Incorporated, formerly known as Gen-Probe Incorporated (“Gen-Probe”), a Delaware corporation with a place of business at 10210 Genetic Center Drive, San Diego, CA 92121-4362, and Novartis Vaccines and Diagnostics, Inc. (“Novartis”), a Delaware corporation with a place of business at 4560 Horton Street, Emeryville, CA 94608. Capitalized terms not defined in this First Amendment shall have the same meanings given them in the Agreement.

RECITALS

A.	WHEREAS, as of the date Gen-Probe and Novartis entered into the Agreement, Novartis was a party to an agreement between the U.S. National Institutes of Health (“NIH”) and Novartis (the “NIH-Novartis Agreement”), and Institut Pasteur, NIH and Novartis were in discussions regarding the joinder of Institut Pasteur to such NIH-Novartis Agreement or a similar arrangement. The terms of the NIH—Novartis Agreement would have required certain payments to NIH for a license of its HIV-1 intellectual property.

B.	WHEREAS, the Agreement sets forth the payment obligations of Gen-Probe to Novartis with respect to the with respect to the HIV-1 intellectual property rights owned by NIH and Institut Pasteur.

C.	WHEREAS, the NIH-Novartis Agreement is no longer in effect.

D.	WHEREAS, Novartis currently is party to that certain three-way patent interference dispute between Novartis Patent 6,531,276 and NIH App. Ser. No. 06/693,866 filed January 23, 1985 and Institut Pasteur App. Ser. No. 07/999,410 filed December 31, 1992, on appeal in the District Court for the District of Columbia, Civ. Action No. 07-cv-0034 as such dispute may evolve and be supplemented or modified from time to time (the “Current NIH-Pasteur Dispute”).

E.	WHEREAS, Novartis and Gen-Probe now desire to revise the Agreement to eliminate Gen-Probe’s obligation to share in any payment obligations of Novartis arising from the settlement or other resolution of the Current NIH–Pasteur Dispute.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants set forth in the Agreement and in this First Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Gen-Probe and Novartis agree as follows:

AGREEMENT

1. Section 6.2 of the Agreement is hereby deleted in its entirety.

2. Section 8.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“8.6 Third Party Technology. The Supervisory Board will discuss Third Party patent rights which may be necessary for (i) Blood Screening Assays or (ii) modifications to Blood Screening Assays or Blood Screening Instruments. The Supervisory Board will consider the costs of acquiring rights in such Third Party patent rights in connection with such Products, allocate the costs between the parties, and agree upon methods for implementing such cost allocations. Gen-Probe shall make all payments due hereunder to Novartis. Notwithstanding the foregoing, the parties agree that Gen-Probe will not be required to share in any payment obligations of Novartis arising from the settlement or other resolution of the Current NIH–Pasteur Dispute.”

3. The effective date of this First Amendment shall be the date on which the assignment of the Agreement from Novartis to Grifols, S.A. becomes effective. The effectiveness of this First Amendment is contingent on and will be deemed to occur immediately prior to the Agreement being assigned to Grifols, S.A.

4. Except as expressly set forth in this First Amendment, all other terms and conditions of the Agreement are hereby ratified and shall continue in full force and effect.

5. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of the respective parties.

NOVARTIS VACCINES AND DIAGNOSTICS, INC.		HOLOGIC GEN-PROBE INCORPORATED

By:		By:
Name:	Kim Parker	Name:	Mark J. Casey
Title:	VP, Corp. Counsel	Title:	SVP, CAO & General Counsel
Date:	Nov. 8 2013	Date:	11/8/13

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